                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      To
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                        _______________________________

                                  BEC ENERGY
                  (Formerly known as Boston Edison Holdings)
            (Exact name of registrant as specified in its charter)

     MASSACHUSETTS                                           04-6830187
                                                         -------------------
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization                         Identification No.)

                              800 Boylston Street
                         Boston, Massachusetts  02199
                   (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                (617) 424-2000

                             BOSTON EDISON COMPANY
             DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
                           (Full title of the plan)

                             Theodora S. Convisser
                                  BEC Energy
                  (Formerly known as Boston Edison Holdings)
                              800 Boylston Street
                         Boston, Massachusetts  02199
                                (617) 424-2000
                              (Agent of service)

If the only securities being registered on this form are being offered pursuant
to dividend or interest reinvestment plans, please check the following box   [X]

                      __________________________________

Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Act"), BEC Energy (formerly known as Boston Edison Holdings), a Massachusetts corporation, as successor issuer to Boston Edison Company, a Massachusetts corporation, hereby adopts this registration statement, as amended, for all purposes under the Act and the Securities Exchange Act of 1934, as amended.

PLEASE NOTE: THIS AMENDMENT NO. 2 SUPERSEDES AMENDMENT NO. 1 FILED ON JUNE 19, 1998.

                             PROSPECTUS SUPPLEMENT

                       BEC Energy Dividend Reinvestment
                        and Common Share Purchase Plan
                        (formerly Boston Edison Company
             Dividend Reinvestment and Common Stock Purchase Plan)

     This Prospectus Supplement amends the Prospectus, dated May 31, 1995, and should be read in conjunction with that document. Additional copies of these documents are available from Investor Relations, Boston Edison Company, (617) 424-2658.

     On May 15, 1997, the shareholders of Boston Edison Company ("Boston Edison") at their annual meeting approved the creation and implementation of a holding company structure for Boston Edison pursuant to an Agreement and Plan of Merger dated March 25, 1997 (the "Merger Agreement"). On May 20, 1998, the holding company structure was implemented by the filing of Articles of Merger with the Secretary of State of Massachusetts, whereupon all shares of Boston Edison Common Stock were exchanged on a one-for-one basis for Common Shares of BEC Energy ("BEC") and Boston Edison became a wholly-owned subsidiary of BEC.

     In connection with the creation of the holding company structure, BEC assumed the obligations and liabilities of Boston Edison under the Plan. COMMON SHARES OF BEC, $1.00 PAR VALUE PER SHARE, WILL BE ISSUED PURSUANT TO SUCH PLAN INSTEAD OF BOSTON EDISON COMMON STOCK. Common Shares of BEC are listed on the New York and Boston stock exchanges under the same trading symbol ("BSE") as Boston Edison Common Stock previously traded.

     BEC had, immediately after the implementation of the holding company structure, the same directors (as Trustees under the new structure) and senior executive officers and the same consolidated assets, liabilities and shareholders' equity as Boston Edison immediately before such implementation. The implementation of the holding company structure did not result in any change in Boston Edison's operation of its business which involves the delivery of electricity at retail to an area of 590 square miles, including the City of Boston and 39 surrounding cities and towns, as well as the supply of electricity at wholesale for resale to other utilities and municipal electric departments. In addition, BEC will continue to conduct unregulated activities through Boston Energy Technology Group, Inc, (and its subsidiaries). Boston Edison will continue to operate under the name "Boston Edison Company."

     BEC Energy expressly adopts Boston Edison's Registration Statement on Form S-3 (No. 33-59693), as filed with the Securities and Exchange Commission on May 31, 1995, as BEC's own Registration Statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The title of the Plan has been changed to the "BEC Energy Dividend Reinvestment and Common Share Purchase Plan."

     The date of this Prospectus Supplement is June 19, 1998.

                    Incorporation of Documents by Reference
                    ---------------------------------------

     BEC Energy: The following documents, which have heretofore been filed by the Registrant (formerly known as Boston Edison Holdings) with the Securities and Exchange Commission pursuant to the Exchange Act (File No. 1-14768), are incorporated by reference herein and shall be deemed to be a part hereof:

     (i)  Form S-4 filed March 17, 1997 (File No. 333-23439).

     (ii) Description of Common Shares included in the Registration Statement on Form S-4 filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

     Boston Edison: The following documents, which have heretofore been filed by Boston Edison with the Securities and Exchange Commission pursuant to the Exchange Act (File No.1-2301), are incorporated by reference herein and shall be deemed to be a part hereof:

     (i)  Annual Report on Form 10-K for the fiscal year ended December 31,
     1997.

     (ii) The latest annual report of the Boston Edison Company Dividend Reinvestment and Common Stock Plan for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (iii) All other reports filed by Boston Edison with the commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report listed in (b)(i) above.

     (iv) All documents subsequently filed by Boston Edison or the Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

                                  PROSPECTUS


                             BOSTON EDISON COMPANY

             DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

     The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Boston Edison Company (the "Company") provides participants in the Plan with a convenient and economical way of investing cash dividends and cash payments in additional shares of the Company's Common Stock without payment of any brokerage commission or service charge. Eligible participants include:

    -- Current holders of the Company's Common, Preferred or Preference Stock. -- Current residential retail electric customers of record of the Company. -- Employees of the Company.

     Holders of the Company's Common, Preferred or Preference Stock who elect to participate may have cash dividends on all or some of their shares automatically invested in shares of Common Stock at current market prices. Residential retail electric customers may enroll in the Plan by making an initial investment of at least $500 which will be applied to the initial purchase of shares of Common Stock. An employee of the Company who is not already a shareholder of the Company may enroll in the Plan by making an initial investment of at least $50.

     In addition, participants in the Plan may invest monthly optional cash payments of at least $50 per month and no more than $40,000 per calendar year, including any initial investment, in shares of Common Stock at current market prices. Employees have the additional option of utilizing payroll deductions to make the initial and subsequent optional cash investments. Cash dividends on Common Stock purchased under the Plan will be reinvested to purchase additional shares of Common Stock.

     The price of shares of Common Stock purchased from the Company for participants in the Plan with reinvested dividends on their Common, Preferred and Preference Stock and purchases through optional cash payments, including payroll deductions, will be 100% of the average of the daily averages of the high and low sale prices for such stock as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange -- Composite Transactions for the last five trading days immediately preceding the date the investment is made. The purchase price for shares purchased on the open market will be equal to the average price for all shares so purchased by the Agent for the applicable investment date.

     This Prospectus relates to 2,205,791 authorized and unissued shares of Common Stock of the Company. It is suggested that this Prospectus be retained for future reference.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
         SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 31, 1995.

                             AVAILABLE INFORMATION

     Boston Edison Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other reports and information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048; and copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Information as of particular dates concerning directors and officers of the Company, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Certain securities of the Company are listed on the New York and Boston Stock Exchanges, where reports, proxy statements and other information concerning the Company can also be inspected.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the ("Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act") are incorporated by reference in this Prospectus :

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.
     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.
     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 (File No. 1-904), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, BOSTON EDISON COMPANY, 800 BOYLSTON STREET, BOSTON, MA 02199, TELEPHONE: (617) 424-2658.

                                  THE COMPANY

     The Company is an operating public utility engaged principally in the generation, purchase, transmission, distribution and sale of electric energy. It was incorporated in 1886 under the laws of The Commonwealth of Massachusetts. Its principal executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199, and its telephone number is (617) 424-2000.

     The Company supplies electricity at retail in the city of Boston, and in 39 other cities and towns in eastern Massachusetts, covering an area of approximately 590 square miles within 30 miles of Boston. The population of the territory served with electricity at retail is approximately 1,500,000. The Company also supplies electricity at wholesale for resale to other utilities and municipal electric departments.

                            DESCRIPTION OF THE PLAN

     The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide participants with a convenient and economical way of investing cash dividends on shares of Common, Preferred and Preference Stock of the Company as well as optional cash payments in shares of Common Stock without payment of any brokerage commission or service charge.

ADVANTAGES

2. WHAT ARE THE ADVANTAGES OF THE PLAN?

    Participants in the Plan may (a) automatically invest cash dividends on some or all of their shares of Common, Preferred and Preference Stock or (b) continue to receive their cash dividends on shares registered in their names and not held within the Plan and invest by making optional cash payments of no less than $50 per month (or a minimum of $500 for the initial investment by customers of the Company) and no more than $40,000 per calendar year or (c) invest both their cash dividends and such optional cash payments. Cash dividends or optional cash payments will be invested in shares of Common Stock. Participants are not required to pay any commission or service charge in connection with purchases of Common Stock under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractional shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, will be credited to participants' accounts. Participants will avoid the cumbersome safekeeping of certificate shares credited to their accounts under the Plan. Participants may also deposit their certificate shares in their Plan account. However, any shares deposited in a Plan account will have dividends reinvested automatically (See Question 7 on Safekeeping.). Regular statements of account provide each participant with a record of each transaction.

ADMINISTRATION

3. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     The First National Bank of Boston (the "Agent") administers the Plan for participants, maintains records, sends statements of account to participants following the completion of any activity affecting the balance of an account and performs other duties relating to the Plan. Correspondence to the Agent should be sent to The First National Bank of Boston, Dividend Reinvestment Unit, Mail
Stop: 45-01-06, P.O. Box 1681, Boston, MA 02105-1681.

PARTICIPATION

4. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

Shareholders:

     All holders of record of shares of Common, Preferred or Preference Stock are eligible to participate in the Plan. However, any purchases under the Plan will only be made in Common Stock. Beneficial owners of any of the Company's stocks whose shares are registered in names other than their own (e.g., a broker or bank nominee) must arrange participation with the record holder. To facilitate this, the Company has instructed the Agent to make arrangements with major depositories to provide for brokers and bank nominees to participate on a dividend-by-dividend basis on behalf of beneficial owners. If for any reason a beneficial owner is unable to arrange participation with his broker or bank nominee, he must become a record holder by having the shares registered in his own name.

Customers and Employees (Non-Shareholders):

     Any residential retail electric customer of record of the Company and any employee of the Company, who are not already shareholders of the Company, may participate in the Plan without first becoming a shareholder of the Company. See Question 8 for information concerning enrollment in the Plan by customers and Question 13 for information concerning payroll deductions by participating employees. Once a customer or an employee joins the Plan, their participation in the Plan is no different from that of any shareholder in the Plan.

PARTICIPATION BY SHAREHOLDERS

5. HOW DOES A SHAREHOLDER ENROLL IN THE PLAN?

     A shareholder may enroll in the Plan at any time by completing the Authorization Form and returning it to the Agent. Those shareholders who do not wish to participate in the Plan will continue to receive dividends, as declared.

6. WHAT DOES THE SHAREHOLDER AUTHORIZATION FORM PROVIDE?

     The shareholder Authorization Form allows each shareholder to decide the extent to which he wants to participate in the Plan. By checking the appropriate box on the Authorization Form, a shareholder may indicate whether he wants to
(1) reinvest dividends paid on all or some of the shares registered in his name of Common Stock (not held in the Plan), Preferred or Preference Stock, and participate in the Plan by making optional cash payments or (2) participate in the Plan only by making optional cash payments. See Question 18 regarding reinvestment of dividends on shares held in the Plan.

7. CAN A SHAREHOLDER PLACE SHARES HELD IN CERTIFICATE FORM IN SAFEKEEPING?

     Any shareholder who holds shares of Common Stock in certificate form may transfer those shares into the Plan in book entry form (i.e., place those shares in "Safekeeping" as described below), but only by joining the Plan and with the understanding that dividends on those shares will be reinvested like any other shares held in the Plan. If you are not already a member of the Plan, you will be required to complete an Authorization Form prior to transferring your certificates. Safekeeping is not available, however, for shares of Preferred or Preference Stock.

     The certificates of common stock submitted for Safekeeping will be added to the participant's account balance and will appear in subsequent statements. Certificates should be sent to The First National Bank of Boston, Dividend Reinvestment Unit, Mail Stop: 45-01-06, P.O. Box 1681, Boston, MA 02105-1681 by registered or certified mail with a letter of instruction notifying the Agent of a desire to transfer shares into Safekeeping. Certificates need not be endorsed for deposit purposes.

PARTICIPATION BY CUSTOMERS AND EMPLOYEES

8. HOW DOES A CUSTOMER OF RECORD ENROLL IN THE PLAN?

    A residential retail electric customer of record of the Company may enroll in the Plan at any time by completing a customer Enrollment Form. To request an Enrollment Form, please contact the Company's Investor Relations Department at 800 Boylston Street, Boston, MA 02199 or by phone (617) 424-2658. The Company will mail a Prospectus and an Enrollment Form to the customer, but only at a Massachusetts address. The customer of record would then complete the Enrollment Form, certifying the accuracy of information, and return it with a check for AN INITIAL INVESTMENT AMOUNT OF AT LEAST $500. Checks should be made payable to The First National Bank of Boston and returned with the Enrollment Form to The First National Bank of Boston, Dividend Reinvestment Unit, Mail Stop: 45-01-06, P.O. Box 1681, Boston, MA 02105-1681 in the return envelope provided. Initial investments that are not accompanied by a completed Enrollment Form will be returned to the individual.

     To be eligible to participate in the Plan

     -- you must be the customer of record. In other words your name must appear on the Boston Edison electric billing account. No other family member or persons residing at this address will be allowed to participate, however, other persons may be included in joint ownership with a customer of record. -- you must be a residential electric customer.
     -- you must be at least 18 years of age.
     -- you must have a mailing address within the Commonwealth of Massachusetts.

     Upon receiving the Enrollment Form and establishing an account, the Plan Agent will make the initial investment on the first business day of the month in Boston, Massachusetts (an Investment Date) provided such initial investment is received at least 3 business days prior to an Investment Date. If initial investments are received later than 3 business days prior to an Investment Date, those funds will be held until the next monthly Investment Date.

9. HOW DOES AN EMPLOYEE ENROLL IN THE PLAN?

    Employees may enroll in the Plan by means of the payroll deduction option as described in Question 13. Employees who are also residential retail customers of record may enroll as customers as described above, instead of enrolling through payroll deduction.

OPTIONAL CASH PAYMENTS

10. WHO IS ELIGIBLE TO MAKE OPTIONAL CASH PAYMENTS?

    All participants are eligible to make optional cash payments. Employees who have enrolled in the Plan may also make optional cash payments through payroll deductions as described in Question 13. There is no requirement to make a monthly investment.

    Optional cash payments may be invested by the use of the cash payment form attached to the statement sent to participants by the Agent. Optional cash payments should be made in the form of checks or money orders in U.S. funds and made payable to The First National Bank of Boston and should be sent to The First National Bank of Boston, Dividend Reinvestment Unit, Mail Stop: 45-01-06, P.O. Box 1681, Boston, MA 02105-1681. Payments to any other address do not constitute valid delivery. Under no circumstances should optional cash payments by customers be included in the payment of monthly electric bills or sent to the Company.

     An optional cash payment may be made by a shareholder participant when enrolling by enclosing a check with the completed Authorization Form. Checks should be made payable to The First National Bank of Boston, and returned along with the Authorization Form to the address above.

     If a shareholder participant chooses to participate by optional cash payments only, the Agent will pay cash dividends on any shares held in certificate form in the usual manner and will apply any optional cash payment received from the participant prior to the Investment Date to the purchase of additional shares of Common Stock for the participant's account. However, dividends payable on shares of Common Stock credited to the account of the participant under the Plan, including shares held in Safekeeping, will be automatically reinvested in additional shares of Common Stock.

11. WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH PAYMENTS?

     The option to make cash payments is available to each participant at any time. With the exception of the initial investment by customers joining the Plan, optional cash payments by a participant cannot be less than $50 per month and cannot exceed a total of $40,000 per calendar year. The same amount of money need not be sent each month and there is no obligation to make an optional cash payment each month. For customers joining the Plan, there is an initial cash investment required of at least $500 as described in Question 8.

12. WHEN WILL OPTIONAL CASH PAYMENTS RECEIVED BY THE AGENT BE INVESTED?

    Optional cash payments will be invested monthly on the first business day of the month in Boston, Massachusetts, provided such optional cash payment is received at least 3 business days prior to an Investment Date. If optional cash payments are received later than 3 business days prior to an Investment Date, those funds will be held until the next monthly Investment Date. See Question 15 for transactions involving open market purchases. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE COMPANY OR THE AGENT ON OPTIONAL CASH PAYMENTS. Any funds held by the Agent will be returned upon the participant's written request which must be received at least two business days before an Investment Date. Any optional cash payments received of less than $50 per month (or less than $500 for an initial customer investment) or in excess of $40,000 per calendar year will be returned to the participant. The Company will not waive the maximum investment a participant may contribute under the Plan per calendar year.

     In the event that any check or money order for the payment of money is returned to the Agent unpaid for any reason, the Agent will consider the request for investment of such money null and void and shall immediately remove from the participant's account any shares or fraction thereof which may have been credited to that account. The Agent shall be entitled to sell these shares to satisfy any amount of such money uncollected. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such moneys which are uncollected, the participant shall be liable for any such deficiency and the Agent shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

PAYROLL DEDUCTIONS FOR EMPLOYEES

13. HOW DO EMPLOYEES OF THE COMPANY ELECT TO PARTICIPATE THROUGH PAYROLL DEDUCTIONS?

     Employees can enroll in the Plan and make optional cash payments through payroll deductions by completing the Payroll Deduction Authorization Form (available from the Investor Relations Department) which authorizes the Company to deduct any amount specified by the employee, but at least $50 per month and no more than $40,000 per calendar year, from the employee's regular paycheck. In order to comply with this monthly minimum requirement, weekly paid employees must specify a weekly deductible amount of at least $12.50. The Agent will invest the accumulated payroll deductions in Common Stock monthly on each optional cash Investment Date. If the employee has made optional cash payments which in addition to the payroll deductions during such calendar year exceed $40,000, the Agent will return to the employee the excess received over $40,000.

     In order to commence payroll deductions, the Payroll Deduction Authorization Form must be received by the Company's Payroll Department two weeks before the payday on which the employee will expect to see the deduction commence. An employee for whom payroll deductions have already been commenced may change the amount of the employee's deductions by submitting a new Payroll Deduction Authorization Form, or other appropriate form which may be obtained from the Company, two weeks before the payday on which the employee wishes to have the amount changed. NO INTEREST WILL BE PAID BY THE COMPANY OR THE AGENT ON PAYROLL DEDUCTIONS.

DIVIDEND REINVESTMENT

14. WHEN WILL DIVIDENDS BE INVESTED?

     Cash dividends on the Common and Preferred Stock are generally payable on the first day of February, May, August and November. The Investment Date for these dividends will be on the payment date or, if that date is not a business day in Boston, Massachusetts, on the next following business day. Cash dividends on the Preference Stock are generally payable on the first day of March, June, September and December. The Investment Date for dividends on Preference Stock will be the payment date or, if that date is not a business day, on the next following business day. See Question 15 for Investment Date for open market purchases.

     If the Authorization Form signed by the shareholder entitled to a dividend is received by the Agent on or before the record date for a particular dividend (usually the 10th day of the month prior to the payment date), that dividend will be used to purchase additional shares of Common Stock for the shareholder on the current dividend payment date. If the Authorization Form is received by the Agent after the record date for a particular dividend, then the reinvestment of dividends will not begin until the next following applicable dividend payment date. For example, in order to invest the quarterly Common Stock dividend payable November 1 with a record date of October 10, a shareholder's Authorization Form must be received by the Agent no later than October 10. If the Authorization Form is received after October 10 the dividend payable on November 1 will be paid in cash, and the shareholder's participation in the Plan will begin with the next dividend payment date (February 1). See Questions 12 and 13 for information concerning the investment of optional cash payments and payroll deductions.

PURCHASES

15. WILL SHARES PURCHASED UNDER THE PLAN BE PURCHASED FROM THE COMPANY OR IN THE OPEN MARKET?

     Shares of common stock of the Company purchased under the Plan will be purchased from the Company unless (i) the purchase price as set forth in Question 17 would be below $15 per share, or (ii) the Company directs the Agent to make open market purchases. In the event that the Agent determines that the purchase price for shares to be purchased with reinvested dividends or optional cash payments would be below $15 per share, or if the Company so directs the Agent, the Agent will invest the dividends and/or optional cash payments by purchasing shares of the Company's common stock on the open market as soon as possible after the applicable dividend payment date or optional cash Investment Date, but not more than 30 days after such date (except where necessary to comply with federal securities laws) and on such terms as to price, delivery and otherwise as the Agent shall determine. The Company may change its determination that shares of common stock will be purchased directly from the Company or on the open market no more than once in any 12-month period and only if the Company's Board of Directors or Chief Financial Officer determines that its need for raising capital has changed or for some other valid reason.

16. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

     The number of shares to be purchased depends on the amount of the participant's dividend, including dividends on shares credited to the participant's account under the Plan, the amount of any optional cash payments or payroll deductions and the purchase price of shares of Common Stock on the applicable Investment Date. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price. In the event of open market purchases, shares will not be allocated to participants' accounts until the date on which the Agent has settled purchases of sufficient shares for all participants.

17. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     The price of shares of Common Stock purchased from the Company for participants in the Plan with dividends paid on Common, Preferred and Preference Stock, including dividends on the shares of Common Stock credited to the participants' accounts under the Plan, and purchases through optional cash payments, including payroll deductions, will be 100% of the average of the daily averages of the high and low sale prices for such stock as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange
- - -- Composite Transactions for the last five trading days immediately preceding the applicable Investment Date.

     In the event shares are purchased by the Agent on the open market rather than from the Company, the purchase price to participants will be equal to the average price for all shares so purchased on the open market. Any brokerage commissions on open market purchases will be paid by the Company at no cost to participants.

18. MAY I HAVE DIVIDENDS ON SHARES HELD IN THE PLAN SENT DIRECTLY TO ME?

     No. The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of Common Stock and having the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock. Participants in the Plan do not pay a brokerage fee or service charge in connection with any purchase of shares for their account under the Plan. A participant may, of course, receive certificates for full shares accumulated in the participant's account under the Plan at any time by sending a written request to The First National Bank of Boston, Dividend Reinvestment Unit, Mail Stop: 45-01-06, P.O. Box 1681, Boston, MA 02105-1681. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. As an alternative, participants may request a certificate be issued to them in the same registration by calling The First National Bank of Boston at 1-800-736-3001. When certificates are issued to the participant, future dividends on these shares will be treated in accordance with the instructions indicated on the participant's Authorization Form. Participants who joined the Plan initially as customers or as employees through payroll deductions will need to complete a new Authorization Form to change their enrollment if they wish to receive cash dividends on the newly issued certificate shares.

COSTS

19. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

    No. There are no service charges related to purchases and all costs of administration of the Plan are paid by the Company. There are costs associated with sales from the Plan, however, as described under Question 26.

REPORTS TO PARTICIPANTS

20. HOW WILL PARTICIPANTS BE ADVISED OF THEIR PURCHASE OF STOCK?

     As soon as practicable after each purchase a participant will receive a statement of account. These statements are a participant's continuing record of the cost of purchases made through the Plan and SHOULD BE RETAINED FOR TAX PURPOSES. In addition, each participant will receive copies of the same communications sent to every other shareholder, including the quarterly reports, annual report, notice of stockholders' meeting and proxy statement, and income tax information for reporting dividends paid. PARTICIPANTS SHOULD BE AWARE THAT IT IS IMPORTANT TO RETAIN ALL STATEMENTS RECEIVED AS THERE COULD BE A FEE INCURRED WHEN REQUESTING THE AGENT TO SUPPLY PAST HISTORY.

DIVIDENDS

21. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

     Yes. The Company pays dividends, as declared, to the record holders of all its shares of stock. As the record holder for participants, the Agent will receive dividends for all shares credited to participants' accounts on the record date. It will credit such dividends to participants on the basis of full and fractional shares held in their accounts, and will reinvest such dividends in additional shares.

CERTIFICATES FOR SHARES

22. WILL STOCK CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED?

    Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. This additional service protects against loss, theft or destruction of stock certificates.

    Certificates for any number of shares up to the number of full shares credited to an account under the Plan will be issued upon written request of a participant who wishes to remain in the Plan. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. This request should be mailed to The First National Bank of Boston, Dividend Reinvestment Unit, Mail Stop: 45-01-06, P.O. Box 1681, Boston, MA 02105-1681. As an alternative, participants may request a certificate be issued to them in the same registration by calling The First National Bank of Boston at 1-800-736-3001. Any remaining full and fractional shares will continue to be credited to the participant's account.

     Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

     Certificates for fractional shares will not be issued under any circumstances.

23. IN WHOSE NAME WILL AN ACCOUNT BE MAINTAINED AND CERTIFICATES REGISTERED WHEN ISSUED?

     An account for a participant will be maintained by the Agent in the participant's name as shown on the Company's records at the time the participant enters the Plan. When issued, certificates for full shares will be registered in the account name.

     Upon written request, certificates also can be registered and issued in names other than the account name subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the certificate or stock power bears the signature of the participant and the signature is guaranteed by a financial institution that is a member of the Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL

24. HOW DOES A PARTICIPANT CHANGE HIS METHOD OF PARTICIPATION?

     A participant may change his method of participation at any time by completing an Authorization Form and returning it to the Agent or by submitting a written request to The First National Bank of Boston, Dividend Reinvestment Unit, Mail Stop: 45-01-06, P.O. Box 1681, Boston, MA 02105-1681. The
Authorization Form must be received by the Agent on or before the record date of a dividend in order for the change to be effective for such dividend.

25.  MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     Yes. The Plan is entirely voluntary and a participant may withdraw at any time.

     If the request to withdraw is received by the Agent on or before the record date for any particular dividend, the amount of the dividend and any optional cash payment, including payroll deductions, which would otherwise have been invested on such Investment Date will be paid as soon as practicable to the withdrawing participant. Thereafter all dividends will be paid in cash to the shareholder. A shareholder or eligible employee may elect to re-enroll in the Plan at any time by submitting to the Agent a completed Authorization Form.

26. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     In order to withdraw from the Plan, a participant must notify the Agent in writing of a withdrawal request. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose.

     This notice should be addressed to The First National Bank of Boston, Dividend Reinvestment Unit, Mail Stop: 45-01-06, P.O. Box 1681, Boston, MA 02105-1681. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates will be issued for whole shares credited to the participant's account under the Plan and a cash payment will be made for any fraction of a share.

     Upon withdrawal from the Plan, the participant may request in writing that all of the shares, both whole and fractional, credited to the participant's account in the Plan be sold. If a participant requests that shares be sold, the sale will be made by the Agent in the market within five trading days after receipt of the request. The participant will receive the proceeds of the sale less any brokerage commission, transfer tax and a small transaction fee. The transaction fee will be equal to 5% of the total sales value with a $1 minimum and $15 maximum charge.

     Participants should be aware that Common Stock prices may fall during the period between a request for sale, its receipt by the Agent, and the ultimate sale in the open market within five business days after receipt. This risk should be evaluated by the participant and is a risk to be borne solely by the participant. No redemption check will be mailed to the participant prior to settlement of funds from the brokerage firm which usually is three business days after the sale of shares. (Effective June 7, 1995 settlement of shares will be changed to occur on the third business day.) The participant's interest in any fractional share held at termination will be paid in cash at the then current market value of the Common Stock when the transaction is processed. Participants should maintain their statement of account as their record for income tax purposes. Information regarding the redemption of shares will be furnished to the Internal Revenue Service.

27. HOW DOES AN EMPLOYEE PARTICIPATING THROUGH PAYROLL DEDUCTIONS WITHDRAW FROM THE PLAN?

     In addition to the withdrawal request sent to the Agent, a participating employee who has elected payroll deductions must notify the Company's Payroll Department in writing to discontinue the payroll deductions sufficiently in advance of the employee's next paycheck to allow processing (normally at least two weeks). If the notice is so received by the Company, no further payroll deductions will be made and the accumulated amount withheld to date (even if less than the $50 monthly minimum amount) will be invested on the next month's Investment Date.

     If, however, an employee has withdrawn from the Plan with the Agent prior to discontinuing their payroll deduction, the accumulated amount withheld will be paid to the employee in cash.

28. WHAT HAPPENS TO A FRACTION OF A SHARE WHEN A PARTICIPANT WITHDRAWS FROM THE PLAN?

     When a participant withdraws from the Plan a cash adjustment representing any fraction of a share will be mailed directly to the participant. The cash payment will be based on the then current market price of the Common Stock when the transaction is processed.

29. MAY AN EMPLOYEE TERMINATE PARTICIPATION THROUGH PAYROLL DEDUCTIONS AND STILL REMAIN IN THE PLAN?

     Yes. An employee who terminates payroll deductions may leave shares in the Plan. Dividends paid on shares left in the Plan will continue to be automatically reinvested in the account. The participant may also continue to make optional cash payments.

30. MAY A PARTICIPANT WHO HAS WITHDRAWN FROM THE PLAN REJOIN?

     Generally, a shareholder, customer or employee may again become a participant at any time. However, the Company reserves the right to reject any former participant on the grounds of excessive joining and termination.

OTHER INFORMATION

31. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE CERTIFICATE SHARES REGISTERED IN THE PARTICIPANT'S NAME?

    If a participant disposes of all shares of stock registered in the participant's name in certificate form, the Agent will continue to reinvest the dividends on the shares credited to the account under the Plan. As long as there are shares credited to a participant's account, that participant will remain a participant in the Plan until the participant notifies the Agent of a desire to terminate their participation. However, if a participant has only a fractional share of stock credited to the participant's account under the Plan on the record date for any cash dividend on the Common Stock, the Company reserves the right not to reinvest any additional dividends on such fractional share. If the Company exercises this right, the participant will receive a cash adjustment representing such fraction of a share plus the amount of the cash dividend on such fraction. The cash payment for the fractional share will be based on the then current market price of the Common Stock when the transaction is processed.

32. IF THE COMPANY SELLS ADDITIONAL SHARES OF COMMON STOCK THROUGH A RIGHTS OFFERING, HOW WILL THE RIGHTS ON PLAN SHARES BE HANDLED?

     In a rights offering, the participant will receive rights based upon shares held of record and whole shares credited to the participant's account under the Plan.

33. WHAT HAPPENS IF THE COMPANY DECLARES A STOCK SPLIT?

     Any split shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Split shares distributed on shares held directly by participants will be mailed to such participants in the same manner as to shareholders who are not participating in the Plan.

34. HOW WILL A PARTICIPANT'S SHARES HELD UNDER THE PLAN BE VOTED AT MEETINGS OF SHAREHOLDERS?

     If shares registered in the name of a participant in the Plan are voted by the participant on any matter submitted to a meeting of shareholders, the Agent will vote any shares held in the participant's account under the Plan in accordance with the participant's proxy for the shares registered in the participant's name. If the participant desires to vote in person at the meeting, a proxy for shares credited to the participant's account under the Plan may be obtained upon written request received by the Agent at least 15 days before the meeting.

     If no instructions are received on a returned proxy card or instruction form, properly signed, with respect to any item thereon, all of a participant's shares -- those registered in the participant's name, if any, and those credited to the participant's account under the Plan -- will be voted in the same manner as for nonparticipating shareholders who return proxies and do not provide instructions -- in accordance with the recommendations of the Company management. If the proxy card or instruction form is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

35. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     a. Reinvested Dividends

     Reinvested dividends will be subject to federal income tax as follows. A participant will realize, on the Investment Date, a taxable dividend in an amount equal to the fair market value on that date of the shares acquired with the reinvested dividends, rather than the amount of cash otherwise payable to the participant. The tax basis of shares purchased with reinvested dividends will also equal the fair market value of the shares on the Investment Date. For purposes of this paragraph, the "fair market value" of shares acquired with reinvested dividends will be the average of the daily high and low sale prices of the shares reported as New York Stock Exchange -- Composite Transactions for the Investment Date.

     In the case of a stockholder who is subject to backup withholding tax on dividends under the Plan, or a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested in common stock.

     b. Optional Cash Payments

     Participants who purchase shares with optional cash payments realize no taxable income at the time of the purchase. However, an employee of the Company who participates in the payroll deduction aspect of the Plan will have the same federal income tax obligations with respect to the payroll deductions as he would have had if the money were not deducted from his paycheck. A participating employee will be treated for federal income tax purposes as having received the full amount of his salary for that pay day -- even though he actually received that amount less the payroll deductions.

     For shares purchased from the Company, the tax basis of shares purchased with optional cash payments is the amount paid for the shares.

     In the event that the Agent purchases shares on the open market to satisfy the requirements of the Plan (see Question 15), a participant will be deemed to have received a taxable dividend in the amount of the brokerage commissions paid by the Company and attributable to purchases on behalf of the participant. The participant's tax basis in those shares will in that case include the participant's portion of the brokerage commissions paid by the Company whether through reinvested dividends or optional cash investments.

     c. General

     A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the applicable Investment Date.

     A participant will not realize any taxable income solely as a result of receiving a certificate for whole shares credited to the participant's account, either upon request for certain of those shares or upon withdrawal from or termination of the Plan.

     A participant will recognize gain or loss when shares are sold, whether such sale is pursuant to a request upon the participant's withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. A participant will also recognize a gain or loss upon receipt of a cash payment for a fraction of a share. In either event, the amount of the gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis thereof.

     All participants are urged to consult their own tax advisors to determine the particular tax consequences --federal, state and local -- which may result from their participation in the Plan and the subsequent disposal by them of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

36. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     While the Company hopes to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to participants.

37. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE AGENT UNDER THE PLAN?

     The Company and the Agent administering the Plan will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

     The participant should recognize that neither the Company nor the Agent can assure a profit or protect against a loss on the shares purchased under the Plan.

38. WHO INTERPRETS AND REGULATES THE PLAN?

     The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

                                USE OF PROCEEDS

     Although the Company does not know whether all of the 2,205,791 shares of Common Stock covered by this Prospectus will be sold or the exact prices at which they will be sold, the minimum aggregate proceeds if all such shares are sold will be $33,086,865 before deducting expenses of the offering. The proceeds of any sales will be used for capital expenditures for extensions, additions and improvements to the Company's utility plant and properties or for the payment of short-term debt balances of the Company.

                         DESCRIPTION OF CAPITAL STOCK

     The capital stock of the Company consists of Common Stock, par value $1 per share, of which 100,000,000 shares have been authorized and 45,738,606 shares had been issued as of May 1, 1995; Cumulative Preferred Stock, par value $100 per share, which may be issued in series and of which 180,000 shares of the 4.25% Series, 250,000 shares of the 4.78% Series, 440,000 shares of the 7.27% Series, 500,000 shares of the 8.00% Series, 400,000 shares of the 8.25% Series (evidenced by 1,600,000 depository shares each representing a one-fourth interest in a share of the 8.25% Series) and 400,000 shares of the 7.75% Series (evidenced by 1,600,000 depository shares each representing a one-fourth interest in a share of the 7.75% Series) have been authorized and as of May 1, 1995 were issued; and 8,000,000 authorized shares of Preference Stock, par value $1 per share, which may be issued in series none of which was outstanding as of May 1, 1995.

     Subject to the preferential rights of holders of the Cumulative Preferred Stock and the Cumulative Preference Stock to receive full cumulative dividends at the annual dividend rate fixed for each series and designated in the title thereof, dividends on Common Stock may be declared and paid as the Board of Directors may determine.

     Except as provided by Massachusetts law or in the Restated Articles of Organization of the Company, holders of the Common Stock shall have the exclusive right to vote for the election of Directors and for any other purpose or on any other subject. The Restated Articles of Organization provide, however, that whenever dividends on any shares of any series of the Cumulative Preferred Stock shall have accrued and remain unpaid in an amount equal to six quarterly dividends thereon, holders of the Cumulative Preferred Stock shall have the exclusive right, voting separately as a class, to elect a majority of the Directors until all dividends in default thereon shall have been paid or declared and set apart for payment, and the remaining Directors shall be elected by the holders of the Common Stock. In addition, the Restated Articles of Organization provide that whenever dividends on any shares of any series of Preference Stock have accrued and remain unpaid in an amount equal to six full quarterly dividends thereon, holders of the Preference Stock, voting as a class, have the right to elect two directors if the total number of directors constituting the full Board of Directors is five or more, or one director if such total number is three or four, until all accrued and unpaid dividends on shares of Preference Stock have been paid in full or set apart for payment. Under the Restated Articles of Organization, the affirmative vote of certain percentages of the Cumulative Preferred Stock is required for any change in the provisions of the Cumulative Preferred Stock which would be substantially prejudicial to the holders thereof, the creation of any class of stock ranking prior to or on a parity with the Cumulative Preferred Stock or, unless certain requirements as to net income and as to the amount of capital, paid-in premiums and earned surplus are met, the issuance of any additional shares of Cumulative Preferred Stock or of any such prior or parity stock, or for the merger or consolidation of the Company or the sale or transfer of its assets unless required by order of regulatory authorities or unless, in the case of a merger or consolidation, the Company is the surviving corporation. The Restated Articles of Organization further provide that stockholders entitled to vote at any meeting shall have one vote for each share of stock owned by them.

     In the event of liquidation, dissolution or winding up of the affairs of the Company or distribution of its capital, holders of the four series of Cumulative Preferred Stock now outstanding are entitled to receive $100 per share if involuntary or the applicable redemption price if voluntary. Upon any liquidation, dissolution or winding up of the Company, holders of any Series of Preference Stock hereinafter issued, are entitled to receive, subject to the prior preferential rights of the Cumulative Preferred Stock, the amount fixed and determined by the Board of Directors for such Series. If any of such events occur, after payment to holders of the Cumulative Preferred Stock and the Preference Stock of the foregoing distributive amounts, the remaining assets and funds of the Company shall be distributed among the holders of Common Stock.

     The Company's Restated Articles of Organization and Bylaws contain certain provisions that may be viewed as having an anti-takeover effect, including provisions establishing a classified Board of Directors and requiring a supermajority vote of the disinterested stockholders to approve certain business transactions with a stockholder owning more than 5% of the outstanding shares of the Company's Common Stock. The Company is also subject to Chapter 110F of the Massachusetts General Laws, that, in general provides that for three years after an acquiror has purchased 5% or more of the stock of a company, the acquiror may not complete the acquisition through merger, sale or pledge of the assets of the company, or engage in other self-dealing transactions. Holders of the Common Stock have no conversion or preemptive rights and are not liable to further call or assessment.

                                LEGAL OPINIONS

     The validity of the additional Common Stock is being passed upon for the Company by Ropes & Gray, One International Place, Boston, Massachusetts, counsel for the Company. Thomas G. Dignan, Jr., a partner of Ropes & Gray, is a director of the Company.

                                    EXPERTS

     The consolidated balance sheets and schedules of capital stock and indebtedness of the Company as of December 31, 1994 and 1993 and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     With respect to the unaudited interim consolidated financial information for the periods ended March 31, 1995 and 1994, incorporated by reference in this Prospectus, Coopers & Lybrand L.L.P. has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1995, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Coopers & Lybrand L.L.P. are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the Act), for their report on the unaudited interim consolidated financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by Coopers & Lybrand L.L.P. within the meaning of Sections 7 and 11 of the Act.

     Ropes & Gray has reviewed the statements as to matters of law and legal conclusions under the caption "Description of Capital Stock" herein. Such statements are included on the authority of such firm.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This
Prospectus does not constitute an offer by the Company to sell securities in any State to any person to whom it is unlawful for the Company to make such offer in such State. This Prospectus relates only to the additional
Common Stock offered hereby and is not to be relied upon in connection with the purchase or sale of any other securities of the Company.


        TABLE OF CONTENTS

Available Information...............           2
Incorporation of Certain Documents
  by Reference......................           2
The Company.........................           3
Description of the Plan.............           3
Purpose.............................           3
Advantages..........................           3
Administration......................           3
Participation.......................           4
Participation by Shareholders.......           4
Participation by Customers and
  Employees.........................           5
Optional Cash Payments..............           5
Payroll Deductions for Employees....           6
Dividend Reinvestment...............           7
Purchases...........................           7
Costs...............................           8
Reports to Participants.............           9
Dividends...........................           9
Certificates for Shares.............           9
Changing Method of Participation
  and Withdrawal....................           10
Other Information...................           11
Use of Proceeds.....................           13
Description of Capital Stock........           14
Legal Opinions......................           15
Experts.............................           15

                                                         May 31, 1995

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the first day of July, 1998.


                              BEC ENERGY

                              By:   /s/ James J. Judge
                                    Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities stated below on the first day of July, 1998.

           *                       Chairman of the Board,
--------------------------         Chief Executive Officer,
THOMAS J. MAY                      President and Trustee


/s/ James J. Judge                 Senior Vice President and
--------------------------         Treasurer
JAMES J. JUDGE                     (principal accounting officer)


/s/ Theodora S. Convisser          Clerk
--------------------------
THEODORA S. CONVISSER

           *                       Trustee
--------------------------
GARY L. COUNTRYMAN

           *                       Trustee
--------------------------
RICHARD J. EGAN


           *                       Trustee
--------------------------
NELSON S. GIFFORD


           *                       Trustee
--------------------------
MATINA S. HORNER



           *                       Trustee
--------------------------
SHERRY H. PENNEY


           *                       Trustee
--------------------------
STEPHEN J. SWEENEY

  *By:  /s/ James J. Judge
        ------------------
        James J. Judge, as
        attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit                    Description of Exhibit                                    Sequential
Number                                                                               Page Number

    4.1  BEC Energy Amended and Restated Declaration of Trust, dated                     __
         March 25, 1997 (incorporated by reference to Exhibit B to the
         Proxy Statement/Prospectus in Part I of Registration Statement
         on Form S-4 of BEC Energy (No. 333-23439)).

    4.2  By-laws of BEC Energy, dated March 25, 1997 (incorporated by                    __
         reference to Exhibit 99.3 to the Current Report on Form 8-K
         (No. 1-14768)).

     15  Coopers & Lybrand L.L.P.'s Letter Re Unaudited Interim                           1
         Financial Information.

     23  Consent of Coopers & Lybrand L.L.P.                                              2

     24  Power of Attorney                                                                3




